AMERICAN FINANCIAL GROUP, INC.

             EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT


  The following is a list of subsidiaries of AFG at December 31, 1996. All corporations are subsidiaries of AFG and, if indented, subsidiaries of the company under which they are listed.

                                                                  Percentage of
                                                    State of      Common Equity
Name of Company                                     Incorporation  Ownership
American Financial Corporation                      Ohio             100
  American Premier Underwriters, Inc.               Pennsylvania     100
    Pennsylvania Company                            Delaware         100
      Atlanta Casualty Company                      Illinois         100
     Infinity Insurance Company                     Florida          100
       Leader National Insurance Company            Ohio             100
     Republic Indemnity Company of America          California       100
     Windsor Insurance Company                      Indiana          100
  Great American Holding Corporation                Ohio             100
    Great American Insurance Company                Ohio             100
      American Annuity Group, Inc.                  Delaware          81
        AAG Holding Company                         Ohio             100
          Great American Life Insurance Company     Ohio             100
            Loyal American Life Insurance Company   Alabama          100
            Prairie National Life Insurance
              Company                               South Dakota     100
              American Memorial Life Insurance
                Company                             South Dakota     100
          American Annuity Group Capital Trust I    Delaware         100
      American Empire Surplus Lines Insurance
        Company                                     Delaware         100
      American National Fire Insurance Company      New York         100
      Brothers Property Corporation                 Ohio              80
      Great American Management Services, Inc.      Ohio             100
      Mid-Continent Casualty Company                Oklahoma         100
      Millennium Dynamics, Inc.                     Ohio             100
      Stonewall Insurance Company                   Alabama          100
      Transport Insurance Company                   Ohio             100
American Financial Capital Trust I                  Delaware         100
American Financial Enterprises, Inc.                Connecticut       83

   The names of certain subsidiaries are omitted, as such subsidiaries in the aggregate would not constitute a significant subsidiary.

   See Part I, Item 1 of this Report for a description of certain companies in which AFG owns a significant portion and accounts for under the equity method.







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